FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 15th day of October 2008, by and among PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (the “Borrower”); PERMIAN LEGEND, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Permian LLC”); LISA P. HAMILTON, an individual, 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Hamilton”); and RONNIE L. STEINOCHER, also an individual, whose address is 2100 West Wadley Avenue, No. 21, Midland, Texas 79701 (“Steinocher”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (alternatively, the “Bank” or the “Lender”). Permian LLC, Hamilton, and Steinocher are collectively referred to herein as the “Guarantors”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantors, and Lender have previously entered into that certain Loan Agreement, dated as of August 1, 2008 (the “Original Loan Agreement”). The Original Loan Agreement amended and superseded previously existing loan agreements by and among the same parties.

B.	The Original Loan Agreement provides for a term loan in the amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00)(the “Loan”). The Loan is evidenced by a Term Note, dated as of August 1, 2008, in the original principal amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00), executed by the Borrower in favor of the Lender (the “Original Note”). As currently drafted, the Original Note matures on October 15, 2008 (the “Original Maturity Date”).

C.	The Original Note is collateralized by Deeds of Trust covering oil and gas properties owned by the Borrower in the Texas Counties of Haskell, Jones, Nolan, Reagan, Runnells, and Taylor (as modified or amended, collectively, the “Deeds of Trust”). In addition, Borrower’s performance under the Original Note is collateralized by t Guaranty Agreements, under which each Guarantor agrees to guaranty the Borrower’s indebtedness evidenced by the Original Note (collectively, the “Guaranty Agreements”).

D.	The Borrower and Guarantors have now asked the Bank to extend the Original Maturity Date from October 15, 2008 to December 31, 2008 (the “Extended Maturity Date”). The Bank has agreed to the extension, subject to the terms and conditions stated in this Amendment.

E.	The Borrower, the Guarantors, and the Lender have agreed to execute this Amendment in order to recognize the extension of the Original Maturity Date to the Extended Maturity Date.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Original Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Original Loan Agreement.

2. Amendments.

A.	The definition of “Maturity Dates” found in the Original Loan Agreement is hereby amended to refer to the Extended Maturity Date.

B.	The term “Structure” is hereby amended by deleting it in its entirety and substituting the following:

Structure

Borrower will make monthly payments of principal under the Loan, each in the amount of Twenty-Eight Thousand Seven Hundred and No/100 Dollars ($28,700.00), plus accrued interest, on or before the first day of each month, with the next payment being due on November 1, 2008, and the following payment to be due on December 1, 2008. On December 31, 2008, the date of final maturity hereunder, all of the outstanding principal and accrued, unpaid interest due under the Loan will be due and payable.

3. Effectiveness.

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Original Loan Agreement shall remain unmodified, and the Original Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Original Loan Agreement herein or in any other document or instrument among Borrower, Guarantors, and Lender shall hereinafter be construed to be references to the Original Loan Agreement, as modified by this Amendment (as so modified, the “Loan Agreement”).

4.	Guarantors. To evidence their continuing guaranty of the Borrower’s obligation under the Loan, Guarantors have executed this Amendment.

5.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.	Notice of Final Agreement:

THIS WRITTEN AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:	Permian Legend, LLC
General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

GUARANTORS:

By:	Permian Legend, LLC
General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

      /s/ Lisa P. Hamilton—
Lisa P. Hamilton, Individually

      /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher, Individually

LENDER:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President